Exhibit 99.1

AMWELL ANNOUNCES RESULTS FOR FOURTH QUARTER And Full Year 2022

BOSTON, February 22, 2023 --(BUSINESS WIRE)-- Amwell® (NYSE: AMWL), a leader in digital healthcare enablement, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

•
Recorded total revenue of $79.2 million in the fourth quarter of 2022, representing 9% growth compared to $72.8 million in the fourth quarter of 2021
o
Achieved subscription revenue of $30.7 million
o
Recorded AMG Visit revenue of $35.1 million
•
Reported gross margin of 42.4% compared to 39.9% in the fourth quarter of 2021
•
Net loss was ($61.6) million compared to ($70.6) million in the third quarter of 2022
•
Adjusted EBITDA of ($43.4) million compared to ($41.9) million in the third quarter of 2022
•
Total active providers rose 11% to approximately 107,000 compared to 96,000 in the fourth quarter of 2021
•
Total visits were 1.7 million, 10% higher than the fourth quarter of 2021
•
Visits on Converge represented 28% of total visits for the fourth quarter of 2022

“In Q4, we successfully capped off an important and strategic year for Amwell. We completed the core elements of Converge, our software platform designed to empower the future of hybrid care as envisioned by the most innovative healthcare organizations today,” Said Dr. Ido Schoenberg, Chairman and CEO of Amwell. “Client migrations continued on pace, and we further strengthened our relationships with our most strategic clients. Our solution is resonating in the market and our value proposition extends to payers and providers of all sizes.”

Schoenberg continued, “On many levels, it was an incredible year. We rallied as a company and executed well, putting many of the transition-related challenges behind us, while building on our track record as the enabling partner for hybrid care. We have integrated unique and valuable behavioral health and automated care programs into our platform, and are working closely with our clients and partners to leverage the value generated from Converge across their organizations.”

Full Year 2022 Financial Highlights:

All comparisons, unless otherwise noted, are to the full year ended December 31, 2021.

•
Total visits were up 10% to ~6.5 million, compared to ~5.9 million
o
AMG visits grew to ~1.6 million or 11% higher than last year
•
Total Revenue grew 10% to $277.2 million, compared to $252.8 million
o
Subscription revenue grew 12% to $120.9 million, compared to $108.3 million
o
Visit revenue grew 7% to $124.3 million, compared to $116.6 million
•
Average contract value increased 13% from $356,000 to $401,000 for Heath Systems and 19% from $723,000 to $862,000 for Health Plans
•
AMG Revenue per visit was $76 compared to $79
•
Gross margin increased to 42.1%, compared to 41.3%
•
Net loss was $272.1 million, compared to $176.8 million
•
Adjusted EBITDA was ($175.3) million, compared to ($122.7) million
•
Cash and short-term securities as of December 31, 2022 were approximately $538.5 million

Financial Outlook

The Company is providing the initial outlook for 2023 and expects:

•
Revenue between $275 and $285 million
•
AMG visits between 1.45 and 1.65 million
•
Adjusted EBITDA between ($150) and ($160) million

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday February 22, 2023 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading digital care delivery enablement platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers the digital care of more than 55 health plans, which collectively represent more than 90 million covered lives, and many of the nation’s largest health systems, representing over 2,000 hospitals, have access to Amwell solutions. For more information, please visit https://business.amwell.com/.

American Well, Amwell, Converge, Conversa, SilverCloud and Carepoints are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

AMERICAN WELL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$538,546	$746,416
Accounts receivable ($2,597 and $2,054, from related parties and net of allowances of $1,884 and $1,809, respectively)	58,372	51,375
Inventories	8,737	7,530
Deferred contract acquisition costs	1,394	1,697
Prepaid expenses and other current assets	19,567	20,278
Total current assets	626,616	827,296
Restricted cash	795	795
Property and equipment, net	1,012	2,235
Goodwill	435,279	442,761
Intangibles assets, net	134,980	152,409
Operating lease right-of-use asset	13,509	16,422
Deferred contract acquisition costs, net of current portion	3,394	2,028
Other assets	1,972	1,722
Investment in minority owned joint venture	—	168
Total assets	$1,217,557	$1,445,836
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,236	$12,156
Accrued expenses and other current liabilities	54,258	58,711
Operating lease liability, current	3,057	1,918
Deferred revenue ($1,665 and $1,860 from related parties, respectively)	49,505	68,841
Total current liabilities	114,056	141,626
Other long-term liabilities	1,574	5,136
Contingent consideration liabilities, net of current portion	—	16,450
Operating lease liability, net of current portion	11,787	14,694
Deferred revenue, net of current portion ($10 and $22 from related parties, respectively)	6,289	7,055
Total liabilities	133,706	184,961
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2022 and as of December 31, 2021	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 244,193,727 and 229,402,453 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 27,390,397 and 26,913,579 shares issued and outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of December 31, 2022 and as of December 31, 2021	2,766	2,620
Additional paid-in capital	2,160,108	2,054,275
Accumulated other comprehensive income (loss)	(16,969)	(6,353)
Accumulated deficit	(1,082,028)	(811,284)
Total American Well Corporation stockholders’ equity	1,063,877	1,239,258
Non-controlling interest	19,974	21,617
Total stockholders’ equity	1,083,851	1,260,875
Total liabilities and stockholders’ equity	$1,217,557	$1,445,836

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021	2020
Revenue
($4,544, $12,045 and $60,839 from related parties, respectively)	$277,190	$252,789	$245,265
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	160,422	148,474	156,790
Research and development	138,487	106,594	84,412
Sales and marketing	81,628	66,154	55,095
General and administrative	146,353	94,624	166,246
Depreciation and amortization expense	26,153	16,089	10,153
Total costs and operating expenses	553,043	431,935	472,696
Loss from operations	(275,853)	(179,146)	(227,431)
Interest income and other income (expense), net	6,123	120	1,632
Loss before benefit (expense) from income taxes and loss from equity method investment	(269,730)	(179,026)	(225,799)
(Expense) benefit from income taxes	(64)	5,376	(639)
Loss from equity method investment	(2,278)	(3,132)	(2,188)
Net loss	(272,072)	(176,782)	(228,626)
Net loss attributable to non-controlling interest	(1,643)	(448)	(4,194)
Net loss attributable to American Well Corporation	$(270,429)	$(176,334)	$(224,432)
Net loss per share attributable to common stockholders, basic and diluted	$(0.99)	$(0.69)	$(2.27)
Weighted-average common shares outstanding, basic and diluted	274,249,749	254,068,942	99,044,312
Net loss	$(272,072)	$(176,782)	$(228,626)
Other comprehensive income (loss), net of tax:
Unrealized loss on available-for-sale investments	—	(85)	(365)
Foreign currency translation	(10,616)	(6,565)	412
Comprehensive loss	(282,688)	(183,432)	(228,579)
Less: Comprehensive loss attributable to non-controlling interest	(1,643)	(448)	(4,194)
Comprehensive loss attributable to American Well Corporation	$(281,045)	$(182,984)	$(224,385)

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net loss	$(272,072)	$(176,782)	$(228,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	26,167	16,089	10,153
Provisions for credit losses	806	714	1,646
Amortization of deferred contract acquisition costs	1,684	1,971	1,410
Amortization of deferred contract fulfillment costs	620	737	852
Noncash compensation costs incurred by selling shareholders	11,139	2,753	—
Stock-based compensation expense	67,675	43,809	118,358
Loss on equity method investment	2,278	3,132	2,188
Deferred income taxes	(2,524)	(6,245)	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,140)	(512)	(14,212)
Inventories	(1,207)	1,598	(6,024)
Deferred contract acquisition costs	(2,771)	(2,235)	(2,102)
Prepaid expenses and other current assets	(161)	(5,775)	(5,990)
Other assets	(235)	117	122
Accounts payable	(4,780)	5,546	(707)
Accrued expenses and other current liabilities	8,962	(380)	12,887
Other long-term liabilities	(25)	(16,705)	(245)
Deferred revenue	(19,739)	(9,369)	(2,174)
Net cash used in operating activities	(192,323)	(141,537)	(112,464)
Cash flows from investing activities:
Purchases of property and equipment	(292)	(559)	(3,318)
Capitalized software development costs	(10,155)	—	—
Investment in less than majority owned joint venture	(1,960)	(2,548)	(2,940)
Purchases of investments	(499,223)	—	(159,608)
Proceeds from sales and maturities of investments	500,000	100,000	99,109
Acquisitions of business, net of cash acquired	—	(156,526)	—
Net cash used in investing activities	(11,630)	(59,633)	(66,757)
Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	—	—	146,014
Proceeds from exercise of common stock options	5,740	20,806	5,932
Proceeds from employee stock purchase plan	2,503	1,599	—
Payments for the purchase of treasury stock	(360)	(15,038)	(37,568)
Proceeds from Section 16(b) disgorgement	295	—	—
Payment of contingent consideration	(11,790)	—	—
Proceeds from issuance of common stock in initial public offering, net of underwriting costs and commissions	—	—	772,931
Proceeds from the issuance of common stock to Google, net of issuance costs	—	—	99,100
Payment of deferred offering costs	—	(1,613)	(3,293)
Net cash (used in) provided by financing activities	(3,612)	5,754	983,116
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(305)	(84)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(207,870)	(195,500)	803,895
Cash, cash equivalents, and restricted cash at beginning of period	747,211	942,711	138,816
Cash, cash equivalents, and restricted cash at end of period	$539,341	$747,211	$942,711
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	538,546	746,416	941,616
Restricted cash	795	795	1,095
Total cash, cash equivalents, and restricted cash at end of period	$539,341	$747,211	$942,711
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,723	$1,587	$713
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in acquisitions	$—	$144,107	$—
Issuance of common stock in settlement of earnout	$17,243	$—	$—
Receivable related to exercise of common stock options	$—	$74	$—
Common stock issuance costs in accrued expenses	$—	$—	$1,613

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) public offering expenses, (vi) acquisition-related expenses, (vii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (viii) other items affecting our results that we do not view as representative of our ongoing operations, including noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our public offering expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the years ended December 31, 2022, 2021 and 2020:

	Years Ended December 31,
(in thousands)	2022	2021	2020
Net loss	$(272,072)	$(176,782)	$(228,626)
Add:
Depreciation and amortization	26,153	16,089	10,153
Interest and other income, net	(6,123)	(120)	(1,632)
(Expense) benefit from income taxes	64	(5,376)	639
Stock-based compensation	69,144	43,809	118,358
Public offering expenses(2)	—	1,223	2,039
Acquisition-related (income) expenses	—	7,289	(48)
Noncash expenses and contingent consideration adjustments(3)	12,153	(10,987)	—
Capitalized software development costs	(10,155)	—	—
COVID-19-related expenses(1)	—	—	6,076
Litigation expense(4)	5,575	2,182	352
Adjusted EBITDA	$(175,261)	$(122,673)	$(92,689)
(1)
COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.
(2)
Public offering expenses include non-recurring expenses incurred in relation to our initial public offering for the year ended December 31, 2020, and our secondary offering for the year ended December 31, 2021.
(3)
Noncash expenses and contingent consideration adjustments include, noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.
(4)
Litigation expense relates to legal costs related to the Teladoc litigation which was dismissed pursuant to a confidential settlement between the parties in 2022.

Contacts

Investors:

Sue Dooley

sue.dooley@amwell.com